                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports, Cabot Industrial Trust, dated December 18, 1997, Cabot Partners Limited Part-nership, dated March 20, 1997 (except with respect to certain matters discussed in Notes 3 and 6, as to which the date is November 24, 1997), Existing Investors Property Group, dated December 13, 1997, Prudential Properties Group, dated December 15, 1997, West Coast Industrial, LLC, dated September 10, 1997, Blue Ash Office L.L.C. and Blue Ash Industrial L.L.C., dated November 24, 1997, Seefried Properties Group, dated November 24, 1997, Prudential Properties Group II, dated November 24, 1997, DFW Trade Center I, L.P., Buildings 1, 2 and 3, dated November 24, 1997, 1055 Dornoch Court, San Diego, CA, dated December 16, 1997, Hampden I and II Properties Group, dated December 15, 1997, South Royal Associates Properties Group, dated December 15, 1997, Joseph A. Leroy Family LP Property, dated December 15, 1997, Raco/Melaver, L.L.C., dated December 15, 1997, and TLI/Cahill Partnership--Spiral Drive, dated December 15, 1997, included in this registration statement of Cabot Industrial Trust on Form S-11, dated December 23, 1997.

                                       Arthur Andersen LLP

Boston, Massachusetts

December 18, 1997